Contact:	Bob O’Shaughnessy Chief Financial Officer 248-648-2800 boshaughnessy@penskeautomotive.com	Tony Pordon Senior Vice President 248-648-2540 tpordon@penskeautomotive.com

PENSKE AUTOMOTIVE REPORTS FIRST QUARTER RESULTS
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Revenues Rise 4% to $3.2 Billion

Income from Continuing Operations of $33.8 Million;
17% Increase Versus Adjusted Q1 ’07

Earnings Per Share from Continuing Operations of $0.36;
16% Increase Versus Adjusted Q1 ’07
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BLOOMFIELD HILLS, MI, April 29, 2008 – Penske Automotive Group, Inc. (NYSE: PAG), an international automotive retailer, today reported that first quarter income from continuing operations was $33.8 million, which represents a 17.4% increase over adjusted income from continuing operations of $28.8 million in the prior year. Related earnings per share were $0.36 in the first quarter, which compares to $0.31 per share in the prior year. Net income in the first quarter was $33.9 million, or $0.36 per share, compared with adjusted net income of $26.9 million, or $0.28 per share, in the prior year. Adjusted 2007 earnings exclude $12.3 million ($0.13 per share) of after-tax costs relating to the redemption of the Company’s 9.625% Senior Subordinated Notes in March of 2007. In the first quarter of 2007, reported income from continuing operations and reported net income were $16.5 million, or $0.18 per share, and $14.6 million, or $0.15 per share, respectively.

Revenues in the first quarter increased 4.0% to $3.2 billion. On a same-store basis, retail revenues declined 2.3%, due primarily to a decline in new vehicle unit sales at the Company’s U.S. dealerships. “I’m pleased with the performance of our business in the first quarter,” said

Penske Automotive Group Chairman Roger Penske. “While the new vehicle sales environment was difficult, particularly in the U.S., our business continued to perform well. In particular, I am pleased that we were able to generate same-store retail revenue increases in our used vehicle, finance & insurance, and service and parts operations. Further, our overall gross margin increased to 15.4%, due primarily to the strength of our used vehicle and service and parts performance.” Penske continued, “I also remain excited about our distribution of the smart fortwo in the U.S., and am optimistic about its prospects and its potential to further diversify the Company’s overall business model.”

During the first quarter, the Company did not effect any repurchases under its previously announced share buyback authority. The Company currently projects earnings from continuing operations in the second quarter to be in the range of $0.45 to $0.47 per share, and continues to project earnings from continuing operations for the year in the range of $1.63 to $1.71 per share. Earnings per share information in 2008 is based on an estimated average of 95.0 million shares outstanding.

Penske Automotive will host a conference call discussing financial results relating to the first quarter of 2008 on April 29, 2008, at 2:00 p.m. EDT. To listen to the conference call, participants must dial (800) 230-1951 [International, please dial (612) 332-0530]. The call will be simultaneously broadcast over the Internet through the Penske Automotive Group website at www.penskeautomotive.com.

About Penske Automotive

Penske Automotive Group, Inc., headquartered in Bloomfield Hills, Michigan, operates 316 retail automotive franchises, representing more than 40 different brands, and 27 collision repair centers. Penske Automotive, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents, has 171 franchises in 19 states and Puerto Rico and 145 franchises located outside the United States, primarily in the United Kingdom. Penske Automotive is a member of the Fortune 500 and Russell 1000 and has approximately 16,000 employees. smart and fortwo are registered trademarks of Daimler AG.

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s future sales and earnings potential. Actual results may vary materially because of risks and uncertainties, including external factors such as interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about Penske Automotive’s business, markets, conditions and other uncertainties which could affect Penske Automotive’s future performance. These risks and uncertainties are addressed in Penske Automotive’s Form 10-K for the year ended December 31, 2007, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.

This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income from continuing operations and related earnings per share, which exclude certain items disclosed in the release. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure and the period-to-period comparability of the Company’s results from operations.

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	First Quarter
	2008	2007
Revenues:
New Vehicle	$1,635,602	$1,624,778
Used Vehicle	803,456	780,345
Finance and Insurance, Net	75,068	67,832
Service and Parts	363,385	347,954
Distribution	63,770	- -
Fleet and Wholesale Vehicle	263,189	259,106

Total Revenues	3,204,470	3,080,015
Cost of Sales:
New Vehicle	1,497,644	1,488,202
Used Vehicle	735,849	719,240
Service and Parts	159,833	154,798
Distribution	53,618	- -
Fleet and Wholesale Vehicle	263,468	256,008

Total Cost of Sales	2,710,412	2,618,248

Gross Profit	494,058	461,767
SG&A Expenses	399,173	369,711
Depreciation and Amortization	13,501	12,340

Operating Income	81,384	79,716
Floor Plan Interest Expense	(17,312)	(15,816)
Other Interest Expense	(12,043)	(18,823)
Equity in Earnings of Affiliates	1,392	(821)
Debt Redemption Charge	- -	(18,634)

Income from Continuing Operations Before Income Taxes and Minority Interests	53,421	25,622
Income Taxes	(19,147)	(8,796)
Minority Interests	(435)	(294)

Income from Continuing Operations	33,839	16,532
Income (Loss) from Discontinued Operations, Net of Tax	91	(1,950)

Net Income	$33,930	$14,582

Income from Continuing Operations Per Diluted Share	$0.36	$0.18

Diluted EPS	$0.36	$0.15

Diluted Weighted Average Shares Outstanding	94,657	94,412

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	3/31/08	12/31/07
Assets
Cash and Cash Equivalents	$20,394	$11,690
Accounts Receivable, Net	503,463	448,985
Inventories	1,818,846	1,682,736
Other Current Assets	89,092	65,948
Assets Held for Sale	110,307	96,638

Total Current Assets	2,542,102	2,305,997
Property and Equipment, Net	650,360	617,874
Intangibles	1,661,243	1,659,788
Other Assets	87,466	84,894

Total Assets	$4,941,171	$4,668,553

Liabilities and Stockholders’ Equity
Floor Plan Notes Payable	$1,198,824	$1,070,882
Floor Plan Notes Payable – Non-Trade	502,620	476,854
Accounts Payable	291,725	266,726
Accrued Expenses	257,312	212,310
Current Portion Long-Term Debt	14,437	14,522
Liabilities Held for Sale	68,898	54,745

Total Current Liabilities	2,333,816	2,096,039
Long-Term Debt	829,982	830,106
Other Long-Term Liabilities	328,893	320,949

Total Liabilities	3,492,691	3,247,094
Stockholders’ Equity	1,448,480	1,421,459

Total Liabilities and Stockholders’ Equity	$4,941,171	$4,668,553

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data

	Three Months
	2008	2007
Total Retail Units
New Retail	45,550	45,105
Used Retail	26,911	25,550

Total Retail	72,461	70,655

smart Wholesale Units	4,913	—

Same-Store Retail Units
New Same-Store Retail	41,668	44,659
Used Same-Store Retail	25,832	24,580

Total Same-Store Retail	67,500	69,239

Same-Store Retail Revenue
New Vehicles	$1,518,819	$1,607,937
Used Vehicles	768,434	751,735
Finance and Insurance, Net	71,151	67,452
Service and Parts	345,233	341,416

Total Same-Store Retail	$2,703,637	$2,768,540

Same-Store Retail Revenue Growth
New Vehicles	(5.5%)	7.6%
Used Vehicles	2.2%	20.9%
Finance and Insurance, Net	5.5%	10.7%
Service and Parts	1.1%	10.4%
Revenue Mix
New Vehicles	51.1%	52.8%
Used Vehicles	25.1%	25.3%
Finance and Insurance, Net	2.3%	2.2%
Service and Parts	11.3%	11.3%
Distribution	2.0%	—%
Fleet and Wholesale	8.2%	8.4%
Average Retail Selling Price
New Vehicles	$35,908	$36,022
Used Vehicles	29,854	30,542
Gross Margin	15.4%	15.0%
Retail Gross Margin – by Product
New Vehicles	8.4%	8.4%
Used Vehicles	8.4%	7.8%
Service and Parts	56.0%	55.5%
Gross Profit per Retail Transaction
New Vehicles	$3,029	$3,028
Used Vehicles	2,512	2,392
Finance and Insurance	1,036	960

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data (Continued)

	Three Months
	2008	2007
Brand Mix:
BMW	21%	22%
Toyota / Lexus	20%	19%
Honda / Acura	14%	14%
Mercedes Benz	10%	11%
Audi	8%	8%
Land Rover	5%	6%
Ferrari / Maserati	4%	2%
Porsche	3%	4%
General Motors	3%	3%
Other	12%	11%

	100%	100%
Premium	65%	66%
Foreign	29%	28%
Domestic Big 3	6%	6%

	100%	100%
Revenue Mix:
U.S.	60%	60%
International	40%	40%

	100%	100%
Debt to Total Capital Ratio	37%	40%
Rent Expense	$40,174	$36,235